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                                                                   EXHIBIT 10.16

                                   [Form of]

                              TRANCHE B TERM NOTE


New York, New York
December 9, 1996

          For value received, BRYLANE, L.P., a Delaware limited partnership (the
"Borrower"), promises to pay to the order of                               (the
"Lender"), for the account of its Applicable Lending Office, (i) on each Quarterly Payment Date on which a payment of principal is due in respect of Tranche B Term Loans pursuant to the Credit Agreement referred to below, the unpaid principal amount of Tranche B Term Loans of the Lender due and payable to the Lender on such Quarterly Payment Date, as provided in the Credit Agreement, and (ii) on the Tranche B Maturity Date, the aggregate unpaid principal amount of Tranche B Term Loans of the Lender. The Borrower also promises to pay interest on the unpaid principal amount of each such Tranche B Term Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Tranche B Term Loans made by the Lender and all repayments of the principal of any such Tranche B Term Loans shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche B Term Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure
                                                     --------
of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any of the other Loan Documents.
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                                                                               1

          This note is one of the Notes referred to in the Credit Agreement dated as of December , 1996 among the Borrower, the Lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent and Merrill Lynch Capital Corporation, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

          Notwithstanding any contrary provision of the Credit Agreement or any other Loan Document, it is expressly agreed that the Agent, the Security Agent, the Issuing Bank and each Lender shall look solely to the assets of the Borrower (and of any Subsidiary party to the Guarantee Agreement or any Security Document) for the payment and performance of the obligations of the Borrower hereunder and thereunder, without recourse against any partner in the Borrower or any assets of such partner on account of such obligations.


                              BRYLANE, L.P.,

                                by  VGP CORPORATION, General
                                    Partner,

                                    by
                                       ______________________
                                       Title:
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                        LOANS AND PAYMENTS OF PRINCIPAL


            Class      Amount     Amount of      Unpaid
             of          of       Principal     Principal      Notations
 Date       Loan        Loan       Repaid        Balance        Made by
-------     -----      ------     ---------     ---------      ---------